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                                                                   EXHIBIT 10.57

                               FOURTH AMENDMENT TO
                 DYNEGY INC. PROFIT SHARING/401(k) SAVINGS PLAN


     WHEREAS, Dynegy Inc. (the "Company") and other Employers have heretofore adopted the Dynegy Inc. Profit Sharing/401(k) Savings Plan (the "Plan") for the benefit of their eligible employees; and

     WHEREAS, the Company amended and restated the Plan on behalf of itself and the other Employers, effective as of January 1, 1998; and

     WHEREAS, the Company desires to further amend the Plan on behalf of itself and the other Employers;

     NOW, THEREFORE, the Plan shall be amended as follows:

I.   Effective as of January 1, 1998:

     1. Section 3.1(e) of the Plan shall be amended by adding the following sentence immediately following the first sentence of such Paragraph:

     "For Plan Years beginning on or after January 1, 1997, such testing shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1."

     2. Section 3.5 of the Plan shall be amended by adding the following sentence immediately following the second sentence of such Paragraph:

     "'Qualified matching contributions' may be contributed to the Plan under the preceding sentence for purposes of satisfying the restrictions set forth in Section 3.1(e) only if the conditions described in Treasury regulation Section 1.401(k)-1(b)(5) are satisfied."

     3. The second sentence of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

     "For Plan Years beginning on or after January 1, 1997, such testing shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1. The Committee may elect, in accordance with applicable Treasury regulations, to treat Before-Tax Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement only if the conditions described in Treasury regulation
     Section 1.401(m)-1(b)(5) are satisfied."

     4. Clause (A) of Section 4.5(a)(3) of the Plan shall be deleted and the following shall be substituted therefor:

     "(A) $30,000 (with such amount to be adjusted automatically from and after January 1, 1995, to reflect any cost-of-living adjustment authorized by section 415(d) of the Code)"



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     5. Section 4.5(a)(4) of the Plan shall be deleted and the following shall be substituted therefor:

          "(4)" '415 Compensation' shall mean the total of all amounts paid by the Employer to or for the benefit of a Member for services rendered or labor performed for the Employer which are required to be reported on the Member's federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), subject to the following adjustments and limitations:

               (A) The following shall be included:

                    (i) Elective deferrals (as defined in section 402(g)(3) of the Code) from compensation to be paid by the Employer to the Member;

                    (ii) Any amount which is contributed or deferred by the
               Employer at the election of the Member and which is not includible in the gross income of the Member by reason of section 125 or 457 of the Code; and

                    (iii) Any amounts that are not includable in the gross
               income of the Member under a salary reduction agreement by reason of the application of section 132(f) of the Code.

               (B) The 415 Compensation of any Member taken into account for purposes of the Plan shall be limited to $160,000 for any Plan Year with such limitation to be:

                    (i) Adjusted automatically to reflect any amendments to
               section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code; and

                    (ii) Prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law."

     6. Section 12.5(c) of the Plan shall be deleted and the following shall be substituted therefor:

          "(c) If the Member fails in any way to comply with the repayment terms of a loan, such loan shall be repaid by offsetting the Member's outstanding loan balance (including interest) against the amount in the Member's segregated loan fund pledged as security for the loan. Any such outstanding loan (including interest) shall be so offset and repaid on the earlier of
     (a) the last day of the Grace Period (as hereinafter defined) applicable with respect to such failure to comply or (b) the date of any withdrawal or distribution of benefits from the pledged portion of the Member's Accounts pursuant to the provisions of the Plan. Notwithstanding the foregoing, amounts in a Member's Accounts may not be offset and used to satisfy the payment of such loan (including interest) prior to the earliest time such amounts would otherwise be permitted to be distributed under applicable law. For purposes

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     of this Paragraph, the 'Grace Period' with respect to any failure to comply with the repayment terms of a loan shall be the 90-day period beginning on the date of such failure."

     7. Section 15.5(a) of the Plan shall be deleted and the following shall be substituted therefor:

          "(a) The investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) not registered as an investment adviser under such act by reason of paragraph (1) of section 203A of such act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (3) a bank, as defined in the Investment Advisers Act of 1940, or (4) an insurance company qualified to do business under the laws of more than one state; and"

     8. The phrase "and certain judgments and settlements" shall be added after the phrase "qualified domestic relations orders" in the first sentence of
Section 19.2 of the Plan.

     9. The following sentence shall be added to the end of Section 20.3(b) of the Plan:

     "If the Plan is deemed to be top-heavy for a Plan Year and the requirements of section 416(h)(2) of the Code are not satisfied, then the defined benefit and defined contribution plan fractions (as such terms are defined in section 415(e) of the Code) shall be computed by substituting '1.0' for '1.25' to the extent required by sections 416(h) and 415(e) of the Code."

II.  Effective as of January 1, 2000:

     1. The following sentence shall be added to the end of Section 1.1(29) of the Plan:

     "Further, a distribution from the Before-Tax Account of a Member who has not attained age 59 1/2 pursuant to Section 11.1(c) shall not constitute an Eligible Rollover Distribution."

     2. Section 11.2(e) of the Plan shall be deleted and the following shall be substituted therefor:

          "(e) Any withdrawal hereunder which constitutes an Eligible Rollover Distribution shall be subject to the Direct Rollover election described in
     Section 10.5."

III. As amended hereby, the Plan is specifically ratified and reaffirmed.



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     IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this _____ day of ________________, 1999.

                                   DYNEGY INC.


                                   BY:
                                      -----------------------------------------

                                      NAME:
                                           ------------------------------------

                                      TITLE:
                                            -----------------------------------


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